UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-36154

Delaware	20-8740447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonuses Approved for Fiscal 2013 Performance

On March 4, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Surgical Care Affiliates, Inc. (the “Company”) approved cash bonuses to be paid to the Company’s executive officers – including the President and Chief Executive Officer, Andrew Hayek; the Executive Vice President and Chief Development Officer, Joseph T. Clark; the Executive Vice President and Chief Operating Officer, Michael A. Rucker; and the Executive Vice President, Chief Financial Officer and Treasurer, Peter Clemens – pursuant to the Company’s Senior Management Bonus Program (the “Annual Bonus Program”) for the fiscal year ended December 31, 2013. Payouts under the Annual Bonus Program are linked to the achievement of certain corporate, regional and individual performance objectives established by the Committee. The target and maximum amounts of the cash bonus that may be earned by an executive officer pursuant to the Annual Bonus Program are expressed as a percentage of the executive officer’s annual base salary in effect with respect to the applicable year.

Pursuant to the Annual Bonus Program for fiscal 2013, the Committee approved the payment of cash bonuses in the amounts of $579,898 for Mr. Hayek, $320,991 for Mr. Clark, $315,909 for Mr. Rucker and $232,299 for Mr. Clemens. The Committee approved an additional cash bonus in the amount of $375,102 for Mr. Hayek in recognition of the successful completion of the Company’s initial public offering in October 2013.

Performance Objectives Established for Fiscal 2014 Cash Bonuses

The Committee also established the bonus structure and individual performance objectives and weightings for the Company’s executive officers under the Annual Bonus Program for fiscal 2014.

For Mr. Hayek, the Committee established a target bonus of 100% of base salary, up to a maximum of 200% of base salary, with 80% of the target bonus allocated to the Company’s Adjusted EBITDA-NCI performance in 2014 and 20% of the target bonus allocated to individual performance objectives. With respect to the individual performance component, the specific objectives and their weightings are as follows: (1) achievement of target amounts of initial year and following year contributions by acquisitions in 2014 toward certain financial results (25%); (2) successful addition in 2014 of a target number of new health system partners with growth potential (25%); (3) success of 2013 and first, second and third quarter 2014 acquisitions in achieving certain projected financial results (25%); and (4) successful addition in 2014 of a target number of new management team members (25%).

For Mr. Clark, the Committee established a target bonus of 70% of base salary, up to a maximum of 140% of base salary, with 30% of the target bonus allocated to the Company’s Adjusted EBITDA-NCI performance in 2014 and 70% of the target bonus allocated to individual performance objectives. With respect to the individual performance component, the specific objectives and their weightings are as follows: (1) achievement of a target amount of initial year contributions by acquisitions in 2014 toward certain financial results (25%); (2) achievement of a target amount of following year contributions by acquisitions in 2014 toward certain financial results (25%); (3) success of 2013 and first, second and third quarter 2014 acquisitions in achieving certain projected financial results (25%); and (4) successful addition in 2014 of a target number of new health system partners with growth potential (25%).

For Mr. Rucker, the Committee established a target bonus of 77.5% of base salary, up to a maximum of 155% of base salary, with 40% of the target bonus allocated to the Company’s Adjusted EBITDA-NCI performance in 2014, 40% of the target bonus allocated to Field Adjusted EBITDA-NCI in 2014 and 20% of the target bonus allocated to individual performance objectives. With respect to the individual performance component, the specific objectives and their weightings are as follows: (1) achievement of target amounts of initial year and following year contributions by acquisitions in 2014 toward certain financial results (25%); (2) successful addition in 2014 of a target number of new management team members (25%); (3) success of 2013 and first, second and third quarter 2014 acquisitions in achieving certain projected financial results (25%); and (4) successful establishment in 2014 of a web-based system to track development efforts in each of the Company’s markets (25%).

For Mr. Clemens, the Committee established a target bonus of 65% of base salary, up to a maximum of 130% of base salary, with 50% of the target bonus allocated to the Company’s Adjusted EBITDA-NCI performance in 2014 and 50% of the target bonus allocated to individual performance objectives. With respect to the individual performance component, the specific objectives and their weightings are as follows: (1) success of 2013 and first, second and third quarter 2014 acquisitions in achieving certain projected financial results (25%); (2) achievement of target amount of initial year and following year contributions by acquisitions in 2014 toward certain financial results (25%); (3) ultimate determination by management at December 31, 2014 that there are no material weaknesses in the Company’s internal control over financial reporting (25%); and (4) successful development in 2014 of financial forecasting processes for certain of the Company’s financial metrics (25%).

The actual amounts paid under the Annual Bonus Program for fiscal 2014 will be based on the Company’s actual results during the period and each executive officer’s satisfaction of his individual performance objectives, and may be greater (up to the maximum) or less than the target amounts established by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURGICAL CARE AFFILIATES, INC.

Date: March 10, 2014	/s/ Peter Clemens
Peter Clemens Executive Vice President and Chief Financial Officer